                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE               Contact:    John E. Vollmer III
                                                SVP-Corporate Development
                                                Patterson-UTI Energy, Inc.
                                                (214) 360-7800

              PATTERSON-UTI ENERGY ANNOUNCES SECOND QUARTER RESULTS

                 NET INCOME MORE THAN DOUBLES OVER PRIOR QUARTER


         SNYDER, TEXAS - JULY 23, 2003 - PATTERSON-UTI ENERGY, INC. (NASDAQ:
PTEN) today announced financial results for the three months and six months ended June 30, 2003.

         The Company reported net income of $12.1 million, or $0.15 per share, for the three-month period, compared to a net loss of $3.8 million, or $0.05 per share, for the quarter ended June 30, 2002. Revenue for the quarter was $195.6 million, versus $125.4 million for the comparable three-month period in 2002.

         Net income for the six months ended June 30, 2003 was $17.8 million, or $0.22 per share, compared to net income of $90,000, or $0.00 per share, for the first six months of fiscal 2002. Revenue for the six-month period reached $360.9 million, compared to $253.6 million for the comparable six months in 2002.

         Cloyce A. Talbott, Patterson-UTI's Chief Executive Officer, commented, "Our average margin per drilling day increased to $2,230 during the second quarter of this year compared to $1,830 in the first quarter, an increase of $400. Average revenue per drilling day increased $700 over the first quarter as demand for land drilling services increased. Average costs per drilling day increased a net $300, as a result of reversing the 10 percent wage cuts that we implemented during the first quarter of 2002, partially offset by cost-savings from improved efficiency as a result of increased drilling activity.

         "Our average rig count increased sequentially from the first quarter, with drilling activity in the U.S. more than sufficient to compensate for the decline in drilling activity in Canada due to spring breakup. We had 195 average rigs operating in the quarter, including 5 in Canada, compared to 176 average rigs, including 15 in Canada, for the prior quarter. Thus far in the third quarter we have averaged 194 rigs operating, including 11 rigs in Canada," Talbott said.

         Mark S. Siegel, Chairman of Patterson-UTI Energy, stated, "Net income for the quarter more than doubled compared to the first quarter of this year on an 18 percent increase in revenue, demonstrating the earnings leverage that we are able to achieve as rig utilization increases and margins improve.

         "We expect further increases in rig utilization later in the year as our customers attempt to overcome natural gas production declines and meet the demand for natural gas during the winter withdrawal season. We believe that continued strong commodity prices will provide our customers with cash flow for increased investment in land drilling activities," he added.

         The results for the 2003 six-month period include income in the amount of $2.5 million ($1.6 million after tax) from the collection of a disputed receivable acquired in the 1999 merger with Norton Drilling Services, Inc., as well as a net of tax charge of $469,000 resulting from a change in the accounting rules (SFAS No.143) pertaining to the Company's exploration and production activities. The results for the 2002 three- and six-month periods include a pretax charge of $4.7 million ($2.8 million after tax) due to the financial failure of a workers' compensation insurance carrier that had provided coverage for the Company between 1992 and March of 2001.

         All references to "earnings per share" set forth in this press release are diluted earnings per share as defined within the Statement of Financial Accounting Standards No. 128.

         The Company will hold its quarterly conference call to discuss second quarter results today at 11:00 a.m. Eastern (10:00 a.m. Central and 8:00 a.m. Pacific). This call is being Webcast and can be accessed through Patterson-UTI's Web site at www.patenergy.com or at www.streetevents.com in the Individual Investor Center. Replay of the conference call webcast will be available at these same websites through August 6, 2003.

         ABOUT PATTERSON-UTI

         Patterson-UTI Energy, Inc. provides onshore contract drilling services to exploration and production companies in North America. Patterson-UTI owns 340 land-based drilling rigs that operate primarily in oil and natural gas producing regions of Texas, New Mexico, Oklahoma, Utah, Louisiana, Mississippi and western Canada. Patterson-UTI Energy, Inc. is also engaged in the businesses of pressure pumping services and drilling and completion fluid services. Additionally, Patterson-UTI has a small exploration and production business that is based in Texas.

Statements made in this press release which state the Company's or management's intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that actual results could differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to, declines in oil and natural gas prices that could adversely affect demand for the Company's services, and their associated effect on day rates, rig utilization and planned capital expenditures, adverse industry conditions, difficulty in integrating acquisitions, demand for oil and natural gas, and ability to retain management and field personnel. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings. Copies of these filings may be obtained by contacting the Company or the SEC.

                           PATTERSON-UTI ENERGY, INC.
             Condensed Consolidated Statements of Income (Unaudited)
                      (in thousands, except per share data)


                                                                                     Three Months Ended        Six Months Ended
                                                                                          June 30,                 June 30,
                                                                                     2003         2002         2003         2002
                                                                                   ---------    ---------    ---------    ---------
REVENUES                                                                           $ 195,624    $ 125,363    $ 360,863    $ 253,586

COSTS AND EXPENSES
       Direct operating costs (excluding depreciation, depletion and amortization)   145,323       97,540      272,217      190,832
       Depreciation, depletion and amortization                                       24,973       23,090       49,109       45,292
       Selling, general and administrative                                             6,813        6,610       13,707       12,953
       Bad debt expense                                                                   82           30          162           30
       Restructuring and other charges                                                    --        4,700           --        4,700
       Other                                                                            (720)         (16)      (3,329)         (58)
                                                                                   ---------    ---------    ---------    ---------
            Total Costs and Expenses                                                 176,471      131,954      331,866      253,749
                                                                                   ---------    ---------    ---------    ---------

OPERATING INCOME (LOSS)                                                               19,153       (6,591)      28,997         (163)
                                                                                   ---------    ---------    ---------    ---------

OTHER INCOME (EXPENSE)
       Interest  expense                                                                 (76)         (94)        (148)        (205)
       Interest income                                                                   285          268          545          493
       Other                                                                              77            8           85           25
                                                                                   ---------    ---------    ---------    ---------
            Total Other Income                                                           286          182          482          313
                                                                                   ---------    ---------    ---------    ---------


INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE
       EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                       19,439       (6,409)      29,479          150

INCOME TAXES                                                                           7,387       (2,564)      11,202           60
                                                                                   ---------    ---------    ---------    ---------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
       IN ACCOUNTING PRINCIPLE                                                        12,052       (3,845)      18,277           90

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
       PRINCIPLE, net of $287 income tax                                                  --           --         (469)          --
                                                                                   ---------    ---------    ---------    ---------

NET INCOME (LOSS)                                                                  $  12,052    $  (3,845)   $  17,808    $      90
                                                                                   =========    =========    =========    =========

NET INCOME (LOSS) PER COMMON SHARE
       BASIC:
       Income (loss) before cumulative effect of change in
            accounting principle                                                   $    0.15    $   (0.05)   $    0.23    $    0.00
       Cumulative effect of change in accounting principle                                --           --        (0.01)          --
                                                                                   ---------    ---------    ---------    ---------
       Net Income (loss)                                                           $    0.15    $   (0.05)   $    0.22    $    0.00
                                                                                   =========    =========    =========    =========

       DILUTED:
       Income (loss) before cumulative effect of change in
            accounting principle                                                   $    0.15    $   (0.05)   $    0.22    $    0.00
       Cumulative effect of change in accounting principle                                --           --           --           --
                                                                                   ---------    ---------    ---------    ---------
       Net Income (loss)                                                           $    0.15    $   (0.05)   $    0.22    $    0.00
                                                                                   =========    =========    =========    =========

AVERAGE COMMON SHARES OUTSTANDING
       Basic                                                                          80,529       78,742       80,347       78,080
                                                                                   =========    =========    =========    =========
       Diluted                                                                        82,457       78,742       82,109       80,684
                                                                                   =========    =========    =========    =========

                           PATTERSON-UTI ENERGY, INC.
               Additional Financial and Operating Data (Unaudited)
                             (dollars in thousands)


                                                                            Three Months Ended        Six Months Ended
                                                                                 June 30,                  June 30,
                                                                            2003          2002         2003          2002
                                                                          ---------     ---------    ---------     ---------
EBITDA, excluding income of $2.5 million and a charge of $4.7 million     $  44,126     $  21,199    $  75,654     $  49,829
       in 2003 and 2002, respectively

Total capital expenditures, excluding acquisitions                        $  32,118     $  19,700    $  51,651     $  46,008

Contract Drilling:
       Revenues                                                           $ 163,951     $  98,461    $ 299,532     $ 200,401
       Direct operating costs (excluding depreciation and amortization)   $ 124,309     $  78,323    $ 230,737     $ 151,755
       Selling, general and administrative                                $   1,094     $     974    $   2,229     $   2,157
       Operating days                                                        17,742        10,846       33,611        21,396
       Average revenue per operating day                                  $    9.24     $    9.08    $    8.91     $    9.36
       Average direct operating costs per operating day                   $    7.01     $    7.22    $    6.87     $    7.09
       Average margin per operating day                                   $    2.23     $    1.86    $    2.04     $    2.27
       Number of owned rigs at end of period                                    340           324          340           324
       Average number of rigs owned during period                               334           324          331           322
       Average rigs operating                                                   195           119          186           118
       Rig utilization percentage                                                58%           37%          56%           37%
       Capital expenditures                                               $  27,400     $  16,599    $  40,939     $  38,266

Drilling and Completion Fluids:
       Revenues                                                           $  16,003     $  16,189    $  31,851     $  32,335
       Direct operating costs (excluding depreciation and amortization)   $  13,922     $  13,849    $  28,303     $  28,572
       Selling, general and administrative                                $   1,771     $   1,761    $   3,548     $   3,488
       Total jobs                                                               515           352        1,001           673
       Average revenue per job                                            $   31.07     $   45.99    $   31.82     $   48.05
       Average costs per job                                              $   27.03     $   39.34    $   28.27     $   42.45
       Average margin per job                                             $    4.04     $    6.65    $    3.55     $    5.60
       Capital expenditures                                               $     146     $     278    $     277     $     941

Pressure Pumping:
       Revenues                                                           $   9,800     $   6,614    $  18,311     $  14,042
       Direct operating costs (excluding depreciation)                    $   5,800     $   4,352    $  10,806     $   8,509
       Selling, general and administrative                                $   1,245     $     980    $   2,756     $   2,161
       Total jobs                                                             1,246           777        2,307         1,616
       Average revenue per job                                            $    7.87     $    8.51    $    7.94     $    8.69
       Average costs per job                                              $    4.65     $    5.60    $    4.68     $    5.27
       Average margin per job                                             $    3.22     $    2.91    $    3.26     $    3.42
       Capital expenditures                                               $   2,406     $   1,438    $   6,119     $   2,374

Oil and Natural Gas Production and Exploration:
       Revenues                                                           $   5,870     $   4,099    $  11,169     $   6,808
       Direct operating costs (excluding depreciation and depletion)      $   1,292     $   1,016    $   2,371     $   1,996
       Selling, general and administrative                                $     350     $     394    $     732     $     847
       Capital expenditures                                               $   2,166     $   1,385    $   4,316     $   4,427


Corporate and Other:
       Selling, general and administrative                                $   2,353     $   2,501    $   4,442     $   4,300
       Bad debt expense                                                   $      82     $      30    $     162     $      30
       Other                                                              $    (720)    $   4,684    $  (3,329)    $   4,642




                                                  June 30,     June 30,
                                                    2003         2002
                                                 ----------   ----------
Selected Balance Sheet Data:
       Cash and cash equivalents                 $   87,456   $   52,869
       Current assets                            $  265,100   $  194,592
       Total assets                              $1,005,260   $  899,844
       Current liabilities                       $   93,192   $   64,038
       Long-term debt, less current maturities   $       --   $       --
       Working capital                           $  171,908   $  130,554